Exhibit 99.1

FOR IMMEDIATE RELEASE

Griffon Announces Acquisition of Ames True Temper for $542 Million

Ames Revenue $437MM/Adjusted EBITDA $79MM for TTM ended 7/03/10

Deal to be Accretive to Earnings, EBITDA and Free Cash Flow

Griffon sees Q3 Revenue/Segment Adjusted EBITDA Growth of 13% - 14%

NEW YORK, NEW YORK, July 19, 2010 — Griffon Corporation (“Griffon” or the “Company”) (NYSE: GFF) today announced that it has entered into a definitive agreement to acquire Ames True Temper, Inc. (“ATT”) from Castle Harlan Partners IV, a fund of Castle Harlan, Inc., for total consideration of $542 million, subject to certain adjustments, plus related transaction fees and expenses. ATT, headquartered in Camp Hill, PA, is the leading North American manufacturer and marketer of non-powered lawn and garden tools, wheelbarrows, and other outdoor work products to the retail and professional markets.

Acquisition of Ames True Temper

The acquisition, expected to be financed by a $500 million term loan commitment from Goldman Sachs Lending Partners LLC and approximately $75 million of Griffon cash, is expected to close by September 30, 2010; the committed financing will include a $150 million asset based lending facility. The combined assets of ATT and the Company’s Clopay Building Products and Performance Plastics subsidiaries will secure the borrowings under the financing commitments. Following consummation of the transaction, Griffon expects to have cash in excess of $200 million available for general corporate purposes.

The transaction is expected to be accretive to cash flow and earnings per diluted share (“EPS”) in fiscal 2011. The Company noted that, on a pro-forma basis, for the latest twelve months ended June 30, 2010, revenue of the combined companies approximates $1.7 billion compared to $1.27 billion for Griffon standalone; pro-forma EPS would increase approximately 60% over Griffon standalone for the comparable period, inclusive of all expected costs of financing the acquisition.

Ron Kramer, Griffon’s Chief Executive Officer commented, “ATT is the clear market leader in the outdoor work category, with superb brands, quality products, excellent customer relationships, and an outstanding management team.  There are immediate growth opportunities for this business both in North America and around the world. ATT will provide significant initial value to our shareholders, as well as enhance our ability to grow for the long-term.”

Duane Greenly, ATT’s Chief Executive Officer, said, “We are very excited to become part of Griffon. Their strong balance sheet will enable us to accelerate our organic growth, continue our search for complementary businesses, and to extend our leadership position in a variety of geographies and channels of distribution.  We are confident that our strong team of managers and employees will continue to excel and take ATT forward under our new ownership.”

Castle Harlan President Justin Wender said, “We’ve had a successful partnership with Ames True Temper since we acquired the company in 2004. With an exceptionally strong and experienced management team in place, the company is poised to continue its solid growth, and we’re proud to have been a part of its storied history.”

ATT’s products include: long handle tools, wheelbarrows, snow tools, pots & planters, striking tools, and other outdoor work products.  Its brands include:  Ames®, True Temper®, Ames True Temper®, Dynamic Design™, Garant®, UnionTools®, Razor-Back®, Jackson® and Hound Dog®. ATT’s brands hold the number one or number two market positions in their respective major product categories. ATT’s products and brands benefit from a robust research and development effort and significant intellectual property; the company currently holds 261 patents with 84 additional patents pending.

Mr. Kramer continued, “Over the past two years, we have worked both diligently and successfully to improve the operations, profitability and competitive position of our Building Products, Plastics, and Telephonics businesses.  We have also strengthened our balance sheet and positioned ourselves for growth. This acquisition demonstrates that there are excellent opportunities to utilize our capital to deliver exceptional value to our shareholders, and we are excited about the next steps toward what we believe will be a sustained and profitable expansion of our business model.”

Goldman, Sachs & Co and Lazard Freres & Co. LLC acted as financial advisers to the Company on the transaction.  Goldman Sachs Lending Partners LLC provided the committed debt financing.

Fiscal Third Quarter

Mr. Kramer also commented on expected operating results for Griffon’s fiscal third quarter ended June 30, 2010, “While, at this time, results are preliminary, we continue to be very pleased with the operating performance of each of our three current operating segments. Plastics has grown sharply and captured significant market share in a challenging environment and is poised to continue its growth and improving profitability. Telephonics continued to deliver a strong performance across its business lines. Building Products continues to benefit from our restructuring activities, notwithstanding the challenging residential housing market. We expect to report a consolidated revenue increase of 13% - 14% compared to the 2009 third quarter. The Company’s segment adjusted EBITDA in the 2010 quarter is expected to grow by a similar 13% - 14% compared to the prior year quarter. Segment adjusted EBITDA is defined as income from continuing operations, excluding corporate overhead, interest, taxes, depreciation and amortization, restructuring charges and the benefit (loss) of debt extinguishment.

The Company expects to report its fiscal third quarter earnings on August 5, 2010.

Conference Call Information

The Company will hold a conference call today, July 19, 2010, at 5:00 PM ET to discuss this transaction.

The call can be accessed by dialing 1-877-407-0784 (U.S. participants) or 1-201-689-8560 (International participants).  Callers should ask to be connected to Griffon Corporation’s ATT acquisition teleconference.

A replay of the call will be available starting today, July 19, 2010 at approximately 8:00 PM ET by dialing 1-877-660-6853 (U.S.) or 1-201-612-7415 (International). The replay account number is 3055 with access code 354161.  The replay will be available through Monday, August 2, 2010.

Forward-looking Statements

“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995: All statements related to, among other things, income, earnings, cash flows, revenue, changes in operations, operating improvements, industries in which Griffon Corporation (the “Company” or “Griffon”) operates and the United States and global economies that are not historical are hereby identified as “forward-looking statements” and may be indicated by words or phrases such as “anticipates,” “supports,” “plans,” “projects,” “expects,” “believes,” “should,” “would,” “could,” “hope,” “forecast,” “management is of the opinion,” “may,” “will,” “estimates,” “intends,” “explores,” “opportunities,” the negative of these expressions, use of the future tense and similar words or phrases.  Such forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, among others: current economic conditions and uncertainties in the housing, credit and capital markets; the Company’s ability to achieve expected savings from cost control, integration and disposal initiatives; the ability to identify and successfully consummate and integrate value-adding acquisition opportunities; increasing competition and pricing pressures in the markets served by Griffon’s operating companies; the ability of Griffon’s operating companies to expand into new geographic and product markets and to anticipate and meet customer demands for new products and product enhancements and innovations; the government reduces military spending on projects supplied by Griffon’s Telephonics Corporation; increases in cost of raw materials such as resin and steel; changes in customer demand; political events that could impact the worldwide economy; a downgrade in the Company’s credit ratings; international economic conditions including interest rate and currency exchange fluctuations; the relative mix of products and services which impacts margins and operating efficiencies; short-term capacity constraints or prolonged excess capacity; unforeseen developments in contingencies such as litigation; unfavorable results of government agency contract audits of Griffon’s subsidiary, Telephonics Corporation; protection and validity of patent and other intellectual property rights; the cyclical nature of the business of certain Griffon operating companies; and possible terrorist threats and actions, and their impact on the global economy.  Such statements reflect the views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company as previously disclosed in the Company’s Securities and Exchange Commission filings.  Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date made.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Reconciliation of Net Income to EBITDA

For a reconciliation of ATT’s Net Income to Adjusted EBITDA and Target EBITDA, see ATT’s earnings release issued today.  For purposes of the Griffon press release, the amount ATT identifies as “Target EBITDA” is referred to by Griffon as “Adjusted EBITDA.”

About Griffon Corporation

Griffon Corporation (the “Company” or “Griffon”), is a diversified management and holding company that conducts business through wholly-owned subsidiaries.  The Company oversees the operations of its subsidiaries, allocates resources among them and manages their capital structures.  The Company provides direction and assistance to its subsidiaries in connection with acquisition and growth opportunities as well as in connection with divestitures.  Griffon also seeks out, evaluates and, when appropriate, will acquire additional businesses that offer potentially attractive returns on capital to further diversify itself.

Griffon currently conducts its operations through Telephonics Corporation, Clopay Building Products Company and Clopay Plastic Products Company.

•                  Telephonics Corporation’ high-technology engineering and manufacturing capabilities provide integrated information, communication and sensor system solutions to military and commercial markets worldwide.

•                  Clopay Building Products Company is a leading manufacturer and marketer of residential, commercial and industrial garage doors to professional installing dealers and major home center retail chains.

•                  Clopay Plastic Products Company is an international leader in the development and production of embossed, laminated and printed specialty plastic films used in a variety of hygienic, health-care and industrial applications.

For more information on the Company and its operating subsidiaries, please see the Company’s website at www.griffoncorp.com.

Company Contact:	Investor Relations Contact:
Douglas J. Wetmore	James Palczynski
Chief Financial Officer	Principal and Director
Griffon Corporation	ICR Inc.
(212) 957-5000	(203) 682-8229
712 Fifth Avenue, 18th Floor
New York, NY 10019